ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                            MONARCH PROPERTIES, INC.









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         FIRST:   Monarch   Properties,   Inc.,  a  Maryland   corporation  (the
"Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE 1.  INCORPORATION

         The Corporation was formed as a corporation under the Maryland General Corporation Law (the "Maryland Corporation Law") on February 20, 1998.

ARTICLE 2.  NAME

         The name of the Corporation is: Monarch Properties, Inc.

ARTICLE 3.  PURPOSES

         Section 3.1. Purpose and Powers.

         The Corporation has been formed to engage in the real estate business and to engage in any other lawful act or activity for which corporations may be organized under the Maryland Corporation Law. The foregoing purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of these Articles of Amendment and Restatement (as amended or supplemented from time to time, the "Charter"), and each shall be regarded as independent. The foregoing purposes are also to be construed as powers of the Corporation, and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.

         Section 3.2. Real Estate Investment Trust.

         Without limiting the generality of the foregoing purpose, business and objects, at such time or times as the Board of Directors of the Corporation determines that it is in the interest of the Corporation and its Stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as, a real estate investment trust (as that phrase is defined under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code")), the purpose of the Corporation shall include engaging in the business of a real estate investment trust ("REIT"). This reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.


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ARTICLE 4.  PRINCIPAL OFFICE ADDRESS

         The address of the principal office of the Corporation is c/o Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, Suite 1900, Baltimore, Maryland 21202-3268, Attention: James J. Hanks, Jr.

ARTICLE 5.  THE RESIDENT AGENT

         The Resident Agent of the Corporation is The Corporation Trust, Inc., whose address is 300 East Lombard Street, Baltimore, Maryland 21202. The Resident Agent is a Maryland corporation.

ARTICLE 6.  BOARD OF DIRECTORS

         Section 6.1. Number.

         The number of Directors of the Corporation shall be two, which number may be increased or decreased pursuant to the Bylaws; provided, however, that the number of Directors shall never be more than twelve (12) nor less than the number required by the Maryland Corporation Law, as amended from time to time, and further provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. Each Director shall serve until the next annual meeting of Stockholders and until his or her successor is elected and qualifies. The names of the Directors who shall serve until the first annual meeting of Stockholders and until their successors are duly elected and qualify are: John B. Poole and Robert N. Elkins. These Directors may increase the number of Directors and may fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

         Section 6.2. Election.

         Beginning with the annual meeting of Stockholders in 1999 and at each succeeding annual meeting of Stockholders, the Director(s) will be elected to hold office for a term expiring at the next annual meeting by a vote of a plurality of all the votes cast on the matter at a meeting of Stockholders at which a quorum is present. No cumulative voting in the election of Directors is permitted. Each Director will hold office until the next annual meeting of Stockholders and until his successor is duly elected and qualifies. Subject to the rights of the holders of any class of Preferred Stock then outstanding, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, an increase in the authorized number of Directors or other cause shall be filled by the affirmative vote of a plurality of all the votes cast on the matter at a meeting of Stockholders or by a majority of the remaining Directors then in office (except that a vacancy resulting from an increase in the number of Directors shall be filled by a majority of the entire Board of Directors).



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         Section 6.3. Resignation, Removal or Death.

         Any Director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice. A Director may be removed from office, but only for cause and only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Stock then outstanding and entitled to vote generally in the election of Directors, provided, however, that in the case of any Directors elected solely by holders of a series of Preferred Stock, such Director may be removed only by the affirmative vote of holders of a majority of the outstanding shares of the Stock of that series then outstanding and entitled to vote in the election of Directors, voting together as a single class.

         Section 6.4. Powers.

         Subject to the express limitations herein or in the Bylaws, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall have and may exercise all the rights, powers and privileges of the Corporation except those that are, by law, this Charter or the Bylaws of the Corporation, conferred upon or reserved to the Stockholders.

ARTICLE 7.  STOCK

         Section 7.1. Authorized Stock.

         (a) The total number of shares of Stock which the Corporation has authority to issue pursuant to these Articles of Amendment and Restatement is one hundred eighty million (180,000,000) shares, initially consisting of (a) twenty million (20,000,000) shares of preferred Stock, par value $.00l per share ("Preferred Stock"); (b) one hundred million (100,000,000) shares of common Stock, par value $.001 per share ("Common Stock"); and (c) sixty million (60,000,000) shares of excess Stock, par value $.001 per share ("Excess Stock"). The aggregate par value of all the Shares of all classes of Stock is $180,000. If shares of one class of Stock are classified or reclassified into shares of another class of Stock pursuant to this Article 7, the number of authorized shares of the former class shall be automatically decreased and the number of authorized shares of the latter class shall be automatically increased, in each case by the number of authorized shares so classified or reclassified, so that the aggregate number of shares of Stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of Stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the Stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of Stock or the number of shares of Stock of any class or series that the Corporation has authority to issue.


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         (b) If the Board of Directors  authorizes  the creation of any class of equity interests other than Common Stock, and such class of equity interests will not be "publicly-offered securities" (as defined in Section 2510.3-101 of the U.S. Department of Labor Regulations (the "DOL Regulation")), the Board of Directors will limit the equity participation in such class by "benefit plan investors" (which means any employee benefit plan as defined in section 3(3) of the Employees Retirement Income Security Act of 1974, as amended, or any plan described in section 4975(c) of the Internal Revenue Code of 1986, as amended), so that their participation will not become "significant" (as defined in the DOL Regulation).

         Section 7.2. Preferred Stock.

         Preferred Stock may be issued in one or more classes or series consisting of such numbers of shares and having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of Stock as the Board of Directors may from time to time determine when designating such series.

         Section 7.3. Common Stock.

         (a) Dividend Rights. Subject to the preferential dividend rights of Preferred Stock, if any, as may be determined by the Board of Directors, the holders of shares of Common Stock shall be entitled to receive such dividends as may be authorized by the Board of Directors out of assets legally available therefor.

         (b) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock or Excess Stock resulting from the exchange of Common Stock ("Excess Common Stock"), that portion of the assets of the Corporation available for distribution to the holders of its Common Stock and Excess Common Stock as the number of shares of Common Stock and/or Excess Common Stock held by such holders bears to the total number of shares of Common Stock and Excess Common Stock then outstanding.

         (c) Voting Rights. The holders of shares of Common Stock shall be entitled to vote on all matters submitted to the holders of Common Stock for a vote, at all meetings of the Stockholders, and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such Stockholder.

         (d) Exchange. Shares of Common Stock shall automatically and without further action be exchanged for shares of Excess Stock, and shares of Excess Stock shall be exchanged for shares of Common Stock, at the times and in the manner provided in Section 9.5 hereof. Such exchanges shall not require the tender, cancellation or issuance of any certificate representing such shares of Excess Stock or Common Stock.





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         Section 7.4. Excess Stock.

         The voting, distribution, redemption and certain other rights, qualifications and limitations of shares of Excess Stock are set forth in
Section 9.5 hereof. Excess Stock resulting from the exchange of Preferred Stock ("Excess Preferred Stock") and Excess Common Stock are intended to be treated as separate classes of Stock for purposes of applying Section 562(c) of the Code relating to preferential dividends.

         Section 7.5. Classification of Stock.

         The Board of Directors may classify any unissued shares of Stock or reclassify any previously classified but unissued shares of Stock from time to time, into one or more classes or series of Stock, by setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of those shares of Stock, including, but not limited to, the reclassification of unissued shares of Common Stock to shares of Preferred Stock or unissued shares of Preferred Stock to shares of Common Stock or the issuance of any rights plan or similar plan. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article 9 and subject to the express terms of any class or series of Stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of Stock set or changed pursuant to clause (c) of this Section 7.5 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) provided that the manner in which such facts or events shall operate upon the terms of such class or series of Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

         Section 7.6. Issuance of Stock.

         The Board of Directors may authorize the issuance from time to time of shares of Stock of any class, whether now or hereafter authorized, or securities or rights convertible into shares of Stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

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         Section 7.7. Dividends or Distributions.

         The  Directors  may  from  time  to  time   authorize  the  payment  to
Stockholders of such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or from any other source as the Directors in their discretion shall determine.

ARTICLE 8.  NO PREEMPTIVE RIGHTS

         No holder of any Stock or any other securities of the Corporation whether now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for or purchase any Stock or any other securities of the Corporation, except as otherwise provided by the Board of Directors in setting the terms of classified or reclassified shares of Stock pursuant to Section 7.5 hereof or as may be provided otherwise by contract.

ARTICLE 9.  LIMITATIONS ON TRANSFER AND OWNERSHIP

         Section 9.1. Limitations on Transfer.

         Stock (other than Excess Stock) shall be freely transferable by the record owner thereof, subject to the provisions of Section 9.2 and provided that any purported acquisition or transfer of Stock that would result in the disqualification of the Corporation as a REIT shall be void ab initio, except to the extent necessary to give effect to Section 9.10 hereof. Any purported transfer of Stock that, if effective, would result in a violation of Section 9.2 (unless excepted from the application of Section 9.2 pursuant to Section 9.6) shall be void ab initio as to the transfer of that number of shares of Stock that would otherwise be beneficially owned by a Stockholder in violation of
Section 9.2, the intended transferee of such shares shall acquire no rights therein and the transfer of such shares will not be reflected on the Corporation's Stock record books. For purposes of this Article 9, a "transfer" of shares of Stock shall mean any sale, transfer, gift, hypothecation, pledge, assignment, or other disposition, whether voluntary or involuntary, by operation of law or otherwise.

         Section 9.2. Limitations on Ownership.

         Except as provided in Section 9.6, no person except as described below shall at any time directly or indirectly acquire or hold beneficial ownership of shares of any class or series of Stock with an aggregate value of 9.9% or of the aggregate value of all outstanding Stock of the Corporation (the "Ownership Limit"). In determining the beneficial ownership of any person, the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h) of the Code, shall apply. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, waive the Ownership Limit with respect to any transaction if it is satisfied, based on the advice of tax counsel, that ownership in excess of this limit will not jeopardize the Corporation's status as a REIT and it otherwise decides that such action is in the best interests of the Corporation.

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         For  purposes  of this  Article 9, (a) the value of any shares of Stock shall be determined in the manner established by the Board of Directors, and (b) a person (which includes natural persons, corporations, trusts, partnerships, and other entities) shall be deemed to be the beneficial owner of the Stock that such person (i) actually owns, (ii) constructively owns after applying the rules of Section 544 of the Code as modified in the case of a REIT by Section 856(h) of the Code, or (iii) has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into Stock, if any.

         Section 9.3. Stockholder Information.

         Each Stockholder shall, upon demand of the Corporation disclose to the Corporation in writing such information with respect to his or its direct and indirect beneficial ownership of the Stock as the Board of Directors in its discretion deems necessary or appropriate in order that the Corporation may fully comply with all provisions of the Code relating to REITs and all regulations, rulings and cases promulgated or decided thereunder (the "REIT Provisions") and to comply with the requirements of any taxing authority or governmental agency.

         Section 9.4. Transferee Information.

         Whenever the Board of Directors deems it reasonably necessary to protect the tax status of the Corporation as a REIT under the REIT Provisions, the Board of Directors may require a statement or affidavit from each Stockholder or proposed transferee of Stock setting forth the number of shares of Stock already beneficially owned by such proposed transferee and any related person specified by the Board of Directors. If, in the opinion of the Board of Directors, any proposed transfer may jeopardize the qualification of the Corporation as a REIT, the Board of Directors shall have the right, but not the duty, to refuse to permit the transfer of such Stock to the proposed transferee. All contracts for the sale or other transfer of Stock shall be subject to this
Section 9.4.

         Section 9.5. Excess Stock.

         (a) Exchange for Excess Stock. If, notwithstanding the other provisions contained in this Article 9, at any time there is a purported transfer of Stock or a change in the capital structure of the Corporation (including any redemption of Excess Stock pursuant to Subsection 9.5(g)) as a result of which any person would beneficially own Stock in excess of the Ownership Limit, then, except as otherwise provided in Section 9.6, such shares of Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall automatically and without further action be exchanged for an equal number of shares of Excess Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported transfer of Stock or the change in capital structure. The shares of Stock which were exchanged for shares of Excess Stock shall revert to the Corporation, subject to the provisions of Subsection 9.5(b).

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         (b)  Ownership  in Trust.  Upon any  purported  transfer  of Stock that results in an exchange for Excess Stock pursuant to Subsection 9.5(a), such shares of Excess Stock shall be deemed to have been transferred to the Corporation as trustee of a separate trust for the exclusive benefit of the person or persons to whom such Excess Stock can ultimately be transferred without violating the Ownership Limit. Shares of Excess Stock so held in trust shall be issued and outstanding Stock of the Corporation. The purported transferee of Excess Stock shall have no rights in such Excess Stock, except the right to designate a transferee of its interest in the trust created under this Subsection 9.5(b) upon the terms specified in Subsection 9.5(e). If any of the restrictions on transfer set forth in this Article 9 are determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Corporation in acquiring the Excess Stock and to hold the Excess Stock on behalf of the Corporation.

         (c) Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Excess Stock.

         (d) Rights Upon Liquidation. Subject to the preferential rights of Preferred Stock, if any, as may be determined by the Board of Directors and the preferential rights of Excess Preferred Stock, if any, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the trustee holding any shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock or Excess Common Stock, that portion of the assets of the Corporation available for distribution to the holders of Common Stock and Excess Common Stock as the number of shares of Excess Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the trustee holding any shares of Excess Preferred Stock shall be entitled to receive the pro rata share of the assets of the Corporation available for distribution to the holders of Preferred Stock of the series from which such Excess Stock was exchanged which such holder of Excess Preferred Stock would be entitled to receive if such shares of Excess Preferred Stock were shares of Preferred Stock of the series from which such Excess Preferred Stock was exchanged. The Corporation, as the holder of all Excess Stock in one or more trusts, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute to each transferee of an interest in such a trust pursuant to Subsection 9.5(b) hereof, when determined, any assets received in any liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation in respect of the Excess Stock held in such trust and represented by the trust interest transferred to such transferee.

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         (e)  Voting  Rights.  Holders  of shares of Excess  Stock  shall not be entitled to any voting rights with respect to such shares. The shares of Excess Stock will not be considered to be issued or outstanding for purposes of any Stockholder vote or for purposes of determining a quorum for such a vote. Subject to Maryland law, effective as of the date of any transfer of Stock (or any change in the capital structure of the Corporation) that results in an exchange for Excess Stock pursuant to Subsection 9.5(a), any vote cast by the transferee of Excess Stock prior to the discovery by the Corporation that the shares of Stock are held in violation of the Ownership Limit shall be rescinded
as  void;  provided,   however,  that  if  the  Corporation  has  already  taken
irreversible corporate action, then such vote shall not be deemed rescinded. Notwithstanding the provisions of this Article Nine, until the Corporation has received notification that shares of Stock are held in violation of the Ownership Limit, the Corporation shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Stockholders.

         (f) Restrictions on Transfer. Excess Stock shall not be transferable. The purported transferee of any shares of Stock that are exchanged for Excess Stock pursuant to Section 9.5(a) may freely designate a transferee of the interest in the trust that represents such shares of Excess Stock, if (i) the shares of Excess Stock held in the trust and represented by the trust interest to be transferred would not be Excess Stock in the hands of the designated transferee of the trust interest and (ii) the transferor of the trust interest does not receive a price for the trust interest in excess of (A) the price such transferor paid for the Stock in the purported transfer of Stock that resulted in the Excess Stock represented by the trust interest, or (B) if such transferor did not give value for such Stock (e.g., the shares were received through a gift, devise or other transaction) a price equal to the aggregate Market Price (as defined in Subsection 9.5(g)) for all shares of the Stock that were exchanged for Excess Stock on the date of the purported transfer that resulted in the Excess Stock. No interest in a trust may be transferred unless the transferor of such interest has given advance notice to the Corporation of the intended transferee and the Corporation has agreed in writing to waive its redemption rights under Subsection 9.5(g). Upon the transfer of an interest in a trust in compliance with this Subsection 9.5(f), the corresponding shares of Excess Stock that are represented by the transferred interest in the trust shall be automatically exchanged for an equal number of Shares of Stock of the same class and series from which they were originally exchanged and such shares of Stock shall be transferred of record to the transferee of the interest in the trust. Upon any exchange of Excess Stock for Stock of another class, the interest in the trust representing such Excess Stock shall automatically terminate.

         (g) Corporation's Redemption Right. All shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share of Stock in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price per share of such Stock at the time of such devise or gift) or
(ii) the Market Price per share of Stock of the class of Stock from which such Excess Stock was converted on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer at any time until the date ninety (90) days


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after the date on which the purported  owner or transferee  gives written notice to the Corporation of any event (including, without limitation, redemptions or repurchases of Stock by the Corporation) or any purported transfer that results in the exchange of Stock for Excess Stock and the nature and amount of all ownership interests, direct or indirect, of record or beneficial of such purported owner or transferee, or, if no such notice is given, the date the Board of Directors determines that a purported transfer resulting in the conversion of Stock into Excess Stock has been made. For purposes of this
Article 9, "Market Price" means for any share of Stock, the average daily per share closing sale price of a share of such Stock if shares of such Stock are listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation National Market System (the "NASDAQ NMS"), and if such shares are not so listed or quoted, the Market Price shall be the mean between the average per share closing bid prices and the average per share closing asked prices, in each case during the 10-day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or on the NASDAQ NMS and no published bid and asked quotations with respect to shares of such Stock during such 10-day period, the Market Price shall be the price determined by the Board of Directors in good faith. The redemption payment (determined pursuant to the first sentence of this Subsection 9.5(g)) shall be paid to the transferee of the trust interest representing the redeemed Excess Stock on the date the Corporation elects to purchase the Excess Stock.

         Section 9.6. Exceptions to Certain Ownership and Transfer Limitations.

         The Ownership Limit set forth in Section 9.2 shall not apply to the following shares of Stock and such shares shall not be deemed to be Excess Stock at the times and subject to the terms and conditions sct forth in this Section 9.5:

         (a) Subject to the provisions of Section 9.7, shares of Stock which the Board of Directors in its sole discretion may exempt from the Ownership Limit while owned by a person who has provided the Corporation with evidence and assurances acceptable to the Board of Directors that the qualification of the Corporation as a REIT would not be jeopardized thereby.

         (b) Subject to the provisions of Section 9.7, shares of Stock acquired and held by an underwriter in a public offering of Stock, or in any transaction involving the issuance of Stock by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such Stock will make a timely distribution of such Stock to or among other holders such that, following such distribution, the Corporation will continue to be in compliance with the REIT Provisions.

         (c) Shares of Stock acquired pursuant to an all-cash tender offer made for all outstanding shares of Stock of the Corporation in conformity with applicable federal and state securities laws where not less than two-thirds of the outstanding Stock (not including Stock or securities convertible into Stock held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Securities Exchange Act of 1934, as amended) are duly tendered and accepted pursuant to the cash tender offer and where the tender offeror commits in such tender offer, if the tender offer is so accepted by the holders of such two-thirds of the Outstanding Stock, as promptly as practicable thereafter to give any holders who did not accept such tender offer a reasonable opportunity to put their Stock to the tender offeror at a price not less than the price per Share paid for Stock tendered pursuant to the tender offer.

         Section 9.7. Authority to Revoke Exceptions to Limitations.

         The Board of Directors, in its sole discretion may at any time revoke any exception pursuant to Subsections 9.6(a) or 9.6(b) in the case of any Stockholder, and upon such revocation, the provisions of Sections 9.2 and 9.5 shall immediately become applicable to such Stockholder and all Stock of which such Stockholder may be the beneficial owner. A decision to exempt or refuse to exempt from the Ownership Limit the ownership of certain designated shares of Stock or to revoke an exemption previously granted shall be made by the Board of Directors in its sole discretion, based on any reason whatsoever, including, but not limited to, the preservation of the Corporation's qualification as a REIT.

         Section 9.8. Controlling Provision.

         Except as provided in Article 14, to the extent this Article 9 may be inconsistent with any other provision of this Charter, this Article 9 shall be controlling.

         Section 9.9. Authority of the Board of Directors.

         Subject to Section 9.10 hereof, nothing else contained in this Article 9 or in any other provision of this Charter shall limit the authority of the Board of Directors to take such action as it deems necessary or advisable to protect the Corporation and the interests of the Stockholders by preservation of the Corporation's qualification as a REIT under the REIT Provisions. In applying the provisions of this Article 9, the Board of Directors may take into account the lack of certainty in the REIT Provisions relating to the ownership of Stock that may prevent a corporation from qualifying as a REIT and may make interpretations concerning the Ownership Limit, Excess Stock, beneficial ownership and related matters on as conservative a basis as the Board of Directors deems advisable to minimize or eliminate uncertainty as to the Corporation's continued qualification as a REIT. Notwithstanding any other provision of these Articles of Incorporation, if the Board of Directors determines that it is no longer in the best interests of the Corporation and the Stockholders for the Corporation to continue to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

         Section 9.10. New York Stock Exchange.

         Nothing in this Charter shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article 9 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article 9.

         Section 9.11. Enforcement.

         The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article 9.

         Section 9.12.  Non-Waiver.

         No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

         Section 9.13.  Legend.

         Each certificate for shares of Stock shall be endorsed with a legend summarizing the restrictions on ownership and transfer contained in this Article 9 or stating that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.

ARTICLE 10. RIGHTS AND POWERS OF CORPORATION, BOARD OF DIRECTORS AND
            OFFICERS

         In carrying on its business, or for the purpose of attaining or furthering any of its objectives, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and Stockholders shall include the following:

         Section 10.1. Amendment.

         The Corporation reserves the right, from time to time, to make any amendment of this Charter now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in this Charter, of any outstanding Stock.

         Section 10.2.  Determinations by Board.

         The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Stock or the payment of other distributions on its Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

ARTICLE 11. INDEMNIFICATION

         The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former Director or officer of the Corporation or (b) any individual who, while a Director of the Corporation and at the request of the Corporation, serves or has served as a Director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

ARTICLE 12. LIMITATION OF LIABILITY

         To the fullest extent permitted under the Maryland Corporation Law as in effect on the date of filing these Articles of Amendment and Restatement or as the Maryland Corporation Law is thereafter amended from time to time, no Director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages. Neither the amendment or the repeal of this Article, nor the adoption of any other provision in this Charter inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer of the

Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

ARTICLE 13. EXEMPTION FROM BUSINESS COMBINATION STATUTE

         Pursuant to Section 3-603(e)(1)(iii) of the Maryland Corporation Law, the Corporation expressly elects not to be governed by the provisions of Section 3-602 of the Maryland Corporation Law with respect to any business combination (as defined in Section 3-601(e) of the Maryland Corporation Law) involving Dr. Robert Elkins, or current or future affiliates, associates (as such terms as defined in Section 3-601 of the Maryland Corporation Law) or other persons acting in concert as a group with any of the foregoing persons.

ARTICLE 14. MISCELLANEOUS

         The provisions of this Charter are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Charter, even without any amendment of this Charter pursuant to Section 10.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of this Charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination. If any provision of this Charter or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of this Charter shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article 4 of the foregoing amendment and restatement of the charter.

         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article 5 of the foregoing amendment and restatement of the charter.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article 6, Section 6.1 of the foregoing amendment and restatement of the charter.

         SEVENTH: The total number of shares of Stock which the Corporation had authority to issue immediately prior to this amendment was 50,000,000 shares of Common Stock, $.001 par value per share, and 10,000,000 shares of Preferred Stock, $.001 par value per share, having an aggregate par value of $60,000.

         EIGHTH: The total number of shares of Stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is one hundred eighty million (180,000,000) shares, initially consisting of (a) twenty million (20,000,000) shares of Preferred Stock, par value $.00l per share; (b) one hundred million (100,000,000) shares of Common Stock, par value $.001 per share; and (c) sixty million (60,000,000) shares of Excess Stock, par value $.001 per share. The aggregate par value of all the Shares of all classes of Stock is $180,000.

         NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ___ day of ________, 1998.

ATTEST:                                       Monarch Properties, Inc.



_____________________
Douglas Listman                               By: ______________________________
Secretary                                                 John B. Poole
                                                            President

                              ARTICLES OF AMENDMENT

                                       OF

                            MONARCH PROPERTIES, INC.

         FIRST: Monarch Properties, Inc., a Maryland corporation (the "Corporation") desires to amend its charter as currently in effect. The charter of the Corporation was filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") on February 20, 1998, and Articles of Amendment and Restatement of the Corporation were filed with the SDAT on June ___, 1998 (the charter, as amended by the Articles of Amendment and Restatement, is referred to as the "Charter").

         SECOND: Sections 6.1 and 6.2 of Article 6 of the Charter are hereby deleted in their entirety and replaced with the following:

                Section 6.1 Number and Classification of Directors. The number of Directors of the Corporation initially shall be six, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law, as amended from time to time. The names of the Directors who shall serve until their successors are duly elected and qualify and the class of Directors to which each is assigned are:

                  Name                           Class
                  ----                           -----
             Robert N. Elkins                  Class III
             John B. Poole                     Class II
             Donald Tomlin                     Class II
             Lisa K. Merritt                   Class I
             William McBride III               Class I
             Brian E. Cobb                     Class III

          The Directors (other than any Director elected solely by holders of one or more classes or series of Preferred Stock) shall be classified, with respect to the terms for which they severally hold office, into three classes, the Class I Directors to hold office initially for a term expiring at the annual meeting of Stockholders in 1999, the Class II Directors to hold office initially for a term expiring at the annual meeting of Stockholders in 2000 and the Class III Directors to hold office initially for a term expiring at the annual meeting of Stockholders in 2001, with the members of each class to hold office until their successors are duly elected and qualify.

                Section 6.2 Election. At each annual meeting of the Stockholders, the successors to the class of Directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election by a vote of a plurality of all the votes cast on the matter at a meeting of Stockholders at which a quorum is present. No cumulative voting in the election of Directors is permitted. Each Director will hold office for the term for which he is elected and until his successor is duly elected and qualifies. Subject to the rights of holders of any class of Preferred Stock then outstanding, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, an increase in the authorized number of Directors, or other cause, shall be filled by the affirmative vote of a plurality of all the votes cast on the matter at a meeting of Stockholders or by a majority of the remaining Directors then in office (except that a vacancy resulting from an increase in the number of Directors shall be filled by a majority of the entire Board of Directors).

         THIRD: The amendment set forth above has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

         FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of _______ , 1998.

ATTEST:                                     Monarch Properties, Inc.


__________________________                  By:  __________________________
Douglas Listman                                        John B. Poole
Secretary                                                President